Exhibit B
                             CSW International, Inc.
                           Consolidated Balance Sheet
                                 June 30, 1998
                                   (Unaudited)

ASSETS
Fixed Assets
      Electric distribution plant                      $ 1,504,512
      General plant                                        280,354
                                                   ----------------
            Total Electric Plant                         1,784,866
      Less - Accumulated depreciation                      646,382
                                                   ----------------
            Total Fixed Assets                           1,138,484

Current Assets
      Cash and cash equivalents                            153,647
      Short-term investments                                33,576
      Accounts receivable                                  151,697
      Advances to affiliates                                15,502
      Inventories                                           23,932
      Other current assets                                  12,160
                                                   ----------------
            Total Current Assets                           390,514

Other Assets
      Goodwill                                           1,428,348
      Prepaid benefit costs                                 60,045
      Equity investments and other                         204,242
                                                   ----------------
            Total Other Assets                           1,692,635
                                                   ----------------
            Total Assets                               $ 3,221,633
                                                   ================

CAPITALIZATION AND LIABILITIES
Capitalization
      Common stock                                     $         1
      Paid-in capital                                      829,000
      Retained earnings                                     93,527
      Foreign currency translation and other                20,794
                                                   ----------------
                                                           943,322

      Long-term debt                                     1,118,473

Current Liabilities
      Accounts payable                                     222,744
      Advances from affiliates                             306,464
      Accrued interest payable                              44,605
      Loan notes                                            42,992
      Accrued taxes payable                                140,880
      Customer prepayments                                  14,834
      Other                                                 17,036
                                                   ----------------
                                                           789,555
Deferred Credits
      Deferred tax liability                               271,976
      Other                                                 98,307
                                                   ----------------
            Total Deferred Credits                         370,283

                                                   ----------------
            Total Capitalization and Liabilities       $ 3,221,633
                                                   ================